Exhibit 99.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT dated as of July 25, 2008 to the Amended and Restated Credit Agreement dated as of December 9, 2004 (the “Credit Agreement”) among UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership, the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent for the Lenders and BANK OF AMERICA, N.A., as Syndication Agent.

W I T N E S S E T H :

The parties hereto agree as follows:

Section 1 . Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

Section 2 . Extension of Early Maturity Date. The definition of “Early Maturity Date” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Early Maturity Date” shall mean April 1, 2010, unless both the Senior Notes and the Holdings Notes shall have been refinanced or repaid in full prior to such date; provided that in the case of any such refinancing, the Indebtedness resulting from such refinancing must mature no earlier than 180 days after the date that is six and one half years after the Restatement Date and, in the case of any such refinancing of Holdings Notes, the issuer or issuers of any such refinancing Indebtedness shall not be the Borrower or a Subsidiary and in case of any refinancing of Senior Notes the issuer or issuers of such refinancing Indebtedness shall be the same as the Senior Notes.

Section 3 . Pricing Increase. (a) The definition of Applicable Margin is amended to read in its entirety as follows:

“Applicable Margin” shall mean (i) with respect to any ABR Loan, 2.00% per annum and (ii) with respect to any Eurocurrency Loan, 3.00% per annum.

(b) The definition of Adjusted LIBO Rate is amended by the addition of the following proviso:

; provided that at no time shall the Adjusted LIBO Rate be less than 3.00% per annum.

(c) The first sentence of the definition of Alternate Base Rate is amended by the addition of the following proviso:

; provided that at no time shall the Alternate Base Rate be less than 4.00% per annum.

Section 4 . Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article III of the Credit Agreement will be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date), and (ii) no Default or Event of Default will have occurred and be continuing on such date.

Section 5 . Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 6 . Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 7 . Effectiveness. This Amendment shall become effective as of the date hereof on the date when the following conditions are met (the “Amendment Effective Date”):

(a) the Administrative Agent shall have received from each of the Borrower and Lenders comprising the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof; and

(b) the Administrative Agent shall have received payment from the Borrower of an amendment fee in the amount heretofore mutually agreed for the account of each Lender submitting an executed counterpart hereof in accordance with paragraph (a) above on or prior to the Amendment Effective Date together with all other fees and expenses then payable.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

BANK OF AMERICA, N.A.

By:
Name:
Title:

[OTHER LENDERS]

By:
Name:
Title: